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                                                  EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Company's Registration Statement on Form S-3 (No. 333-828), the Company's Registration Statement on Form S-3 (No. 333-4546), the Company's Registration Statement on Form S-3
(No. 333-8997), the Company's Registration Statement on Form S-3
(No. 333-17431), the Company's Registration Statement on Form S-3
(No. 333-20755), the Company's Registration Statement on Form S-3
(No. 333-26415), the Company's Registration Statement on Form S-3
(No. 333-36531), the Company's Registration Statement on Form S-3
(No. 333-36537), the Company's Registration Statement on Form S-8
(No. 333-36803), the Company's Registration Statement on Form S-3 (No. 333-4542), the Company's Registration Statement on Form S-8 (No. 333-4550), the Company's Registration Statement on Form S-8 (No. 333-4548), the Company's Registration Statement on Form S-8 (No. 333-14481) and the Company's Registration Statement on Form S-8 (No. 333-41719), of our report dated March 6, 1998, except for Note 25, as to which the date is March 17, 1998 with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 1997.

                                            ERNST & YOUNG LLP


Dallas, Texas
March 17, 1998